                                                                  CONFORMED COPY

                                    BARCLAYS

                        Sales Ledger Financing Agreement

                                     Between

                                Barclays Bank PLC

                                       And

                      Allied Staffing Professionals Limited

                                       At

                      Medicare House, Stone Business Park,
                           Brooms Road, Stone ST15 0TL

                       Company Registered Number 02149723

                         Agreement Date 12 December 2006

                    Commencement Date _______________________

Signed As A Deed On 12 December 2006

By Barclays Bank PLC

Acting By

Alan Douglas                              Alan Douglas
---------------------------------------   --------------------------------------
Full Name of Attorney                     Signature of Attorney

In The Presence Of:

David Jeyes                               David Jeyes
---------------------------------------   --------------------------------------
Full Name of Witness                      Signature of Witness

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We have pleasure in offering a Confidential Invoice Discounting Facility to
Allied Staffing Professionals Limited, on the following basis, and incorporating
Barclays Sales Ledger Financing Terms and Conditions:

Early Payment Facility                    You will have the benefit of an Early
                                          Payment from us, towards the Purchase
                                          Price of Approved Debts, at the
                                          percentage set out below.

Recourse Facility                         At the expiry of the Recourse Period
                                          any Early Payment in respect of an
                                          Outstanding Debt has to be returned to
                                          us.

Minimum Period of this Agreement          From the Commencement Date to the
(Condition 1.8)                           Termination Date

Minimum Notice Period to Terminate this   6 months.
Agreement
(Condition 1.8)

Early Payment Percentage                  85% of Approved Debts.
(Condition 5.7(ii))

Early Payment Ceiling                     (pound)7,500,000
(Condition 5.7(i))

Prime Debtor Restriction                  That no one debtor exceeds 10% of the
(Condition 5.7(iii) and Definition)       outstanding Approved Debts or such
                                          other percentages as may be notified
                                          by us to you.

Discount -                                Margin plus Base Rate.
(Condition 6.1)

Your Payment Terms                        30 days.
(Condition 13.2(I))

Permitted Currencies in addition to       n/a.
Sterling
(Condition 13.2(m))

                                          We do not require to be notified of
                                          sales to Associated Companies / Cash /
                                          Exports / Contra / Proforma

TERMS APPLICABLE ONLY TO U.K. DEBTS

U.K. Debts to which this Agreement        All U.K. Debts.
applies:
(Condition 1.6)

Recourse Period for each U.K. Recourse    120 days from the last day of the
Debt.                                     month of issue of the relative
(Conditions 5.3 and 5.7(iv))              invoice.

Minimum Level of Service Charges for      (pound)1,000 in each period of 1
U.K. Debts                                month.
(Conditions 6.3 and 6.4)

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THE COMMENCEMENT OF THE FACILITY WILL BE SUBJECT TO OUR SIGHT AND SATISFACTION
WITH THE FOLLOWING CONDITIONS:

We require the enclosed pre switch on stationery pack to be completed.

We receive a copy of your standard terms and conditions of sale which must be acceptable to us including compliance with the requirements of the Data
Protection Act 1998.

1     THE FOLLOWING ARE STANDARD OPERATING CONDITIONS THAT SHALL APPLY FOR THE
      DURATION OF THE FACILITY:

1.1   We would draw your attention to clause number 26 of the Sales Ledger
      Financing Terms and Conditions, which will guide you through the additional standard operational conditions of your facility.

1.2   We are supplied with a monthly aged creditors listing.

1.3   The Early Payment Percentage shall become subject to review in the event that either during any rolling 3 month period credit notes shall exceed 5%
      of discounted turnover OR beyond recourse balances as at any month end shall exceed 8% of the discounted sales ledger. The early payment percentage shall be reduced by 1% for every 1% breach.

1.4   We will require you to retain monthly day book listings together with a month end aged debtors analysis.

1.5   Permanent placement invoicing should not exceed 2.00% of your sales ledger.

1.6   A reserve a (pound)110,000 will be offset against your availability. Such a reserve being retained in consideration of the Retrospective Rebates existing on the sales ledger. We reserve the right to adjust the reserve or unapproved debtors where contra balances exist at our sole discretion.

1.7   The maximum terms of trade should not exceed 60 days as terms in excess of these may result in the debtor concerned being handled on an unapproved basis only.

1.8   With reference to clause 26.24, the totals upload facility offered is in relation to invoice and credit notes total only, no cash.

1.9   The Early Payment Ceiling listed above, and any reserves and operating conditions referred to in this Agreement, apply in respect of the group as a whole with the group being defined for these purposes as Allied
      Healthcare Group Limited & Allied Staffing Professionals Limited.

1.10  We require any credit note uploads to be a net figure of the Credit Memos less the Debit Memos plus Adjustments as defined by your current system.

1.11  Any outstanding unallocated credits/cash within the end column will be taken into account when undertaking the monthly recourse adjustment.

1.12  Funding to Master Vendor debtors will be limited to 5% of the fundable ledger, a reserve will be held for any excess.

1.13  A reserve of (pound)1,600,000 in respect of outstanding debt to private individuals will be established and amended at our discretion. We require a report detailing the amount of debt outstanding to private individuals to accompany your month end reconciliation.

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1.14  All invoices, credit notes, cash and sales ledger adjustments are to be processed through the Oracle system and a monthly sales ledger control completed and held to our order.

1.15  All manual invoices are to be processed through the Oracle system as an invoice and not as a debit memo.

1.16  A reserve of (pound)600,000 in respect of certain creditors will be established and held at our discretion.

2     THE FOLLOWING ARE ADDITIONAL BESPOKE CONDITIONS THAT SHALL APPLY FOR THE
      DURATION OF THE FACILITY:

2.1   Definitions

      2.1.1 For the purposes of this agreement, (a) unless a contrary intention appears, a term defined in the Facility Agreement dated 19 July 2004 between Allied Healthcare Group Limited, Allied Healthcare Holdings
            Limited, Allied Healthcare International Inc, the Guarantors listed therein, Barclays Capital and Lloyds TSB Bank PLC as Arrangers and
            Ancillary Lenders, the Original Lenders listed therein and Barclays
            Bank PLC as Agent and Security Agent (the "ORIGINAL FACILITY
            AGREEMENT") ,as the same is amended from time to time, has the same meaning in this document: and (b) the principles of construction set out in the Original Facility Agreement shall have effect as if set out in this agreement.

      2.1.2 "AMENDED AGREEMENT" means the Original Facility Agreement as amended and restated on or around the Commencement Date.

            "MARGIN DETERMINATION DATE" means the Commencement Date and quarterly thereafter.

            "MARGIN DETERMINATION PERIOD" means each three month period ending on the Margin Determination Date.

2.2   Condition 1.7

      Condition 1.7 shall be amended such that reference to "the Agreement"
      shall include the Amended Agreement as varied, amended or extended and the penultimate sentence shall be deleted and replaced with the following:

      "The terms of the Amended Agreement as varied, amended or extended shall prevail over any inconsistency in this document and the conditions."

2.3   Margin

      The Margin applicable for the Discount referred to above shall be the rate per annum determined by reference to the ratio of Net Borrowings to EBITDA as shown in the most recent Compliance Certificate received by the Agent at least 5 Business Days before the Margin Determination Date.

     RATIO                                   MARGIN (% P.A.)
     -------------------------------------------------------
     Greater than 3.5:1.0                         2.25
     -------------------------------------------------------

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     RATIO                                   MARGIN (% P.A.)
     -------------------------------------------------------
     Greater than 3.0:1.0 but less than or        1.75
     equal to 3.5:1.0
     -------------------------------------------------------
     Greater than 2.5:1.0 but less than or        1.25
     equal to 3.0:1.0
     -------------------------------------------------------
     Greater than 2.0:1.0 but less than or        1.00
     equal to 2.5:1.0
     -------------------------------------------------------
     Greater than 1.0:1.0 but less than or        0.80
     equal to 2.0:1.0
     -------------------------------------------------------
     Equal to or less than 1.0:1.0                0.70
     -------------------------------------------------------

2.4   Representations and Warranties

      2.4.1 You hereby agree that every Notification Schedule delivered in accordance with this agreement shall be accompanied by a signed certificate to the effect that as at the date of such certificate the following conditions are satisfied:

            (a)   no Event of Default or Termination Event is continuing; and

            (b)   the Repeating Representations to be made by the Parent and each Obligor in accordance with the Amended Agreement are true in all material respects.

      2.4.2 Notwithstanding Condition 5.11 you may not draw from your Payment
            Account if on the date of proposed drawing the Bespoke Conditions
            4.1(a) and (b) are not satisfied.

2.5   Prepayment

      You hereby agree that the prepayment and cancellation provisions at Clause
      8 of the Amended Agreement shall apply as relevant to this agreement.

2.6   Undertakings

      2.6.1 Condition 14.1(b)(i) shall not apply in respect of any change or contemplated change in the directors.

      2.6.2 Condition14.1(r) shall not apply.

2.7   Termination

      2.7.1 A new sub-clause shall be added to Condition 20.2 as follows:

            (ee) an Event of Default occurs and is continuing under the Amended
            Agreement.

      2.7.2 Sub-clause (e) of Condition 20.2 shall be deleted and replaced with the following:

            (e) any obligation of yours to a third party for repayment of borrowed money being declared due prior to its stated maturity date or not being paid when due provided that the sum declared due or unpaid is (when aggregated with all other such sums) in excess of
            (pound)1,000,000.

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      2.7.3 Sub-clauses (f) and (g) of Condition 20.2 shall be deleted.

      2.7.4 The Termination Events in sub-clauses (a), (b) and (c) of Condition
            20.2 shall not occur if the breach or threatened breach is capable of remedy and is remedied within 10 Business Days of us giving notice to you or you becoming aware of the breach or threatened breach.

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DATA PROTECTION ACT 1988

To confirm the consent of the company to this agreement, and to acknowledge the opportunity to take independent advice as to all its terms the company has executed this document as indicated below.

Signed As A Deed On 12 December 2006 By You

Allied Staffing Professionals Limited

Acting By

David Moffatt                                David Moffatt
------------------------------------------   -----------------------------------
Full Name of Director                        Signature of Director

Paul Weston                                  Paul Weston
------------------------------------------   -----------------------------------
Full Name of Director                        Signature of Director

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